Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of New York City REIT, Inc. of our report dated March 19, 2020 relating to the financial statements and financial statement schedule, which appears in New York City REIT, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

New York, New York

October 1, 2020